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CONSENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Board of Directors
Optimal Group Inc.

We consent to incorporation by reference in the registration statements of Optimal Group Inc. on Form S-8 (File No. 333-115408), effective May 12, 2004, on Form S-8 (File No. 333-115050), effective April 30, 2004, on Form S-8 (File No. 333-65530), effective July 20, 2001 and on Form S-8/F-3 (File No. 333-08794), effective May 21, 1998 of our report dated March 13, 2009, relating to the consolidated balance sheets of Optimal Group Inc. as of December 31, 2008 and 2007 and the related consolidated statements of operations and comprehensive (loss) income, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2008, and of our report dated March 13, 2009 on the effectiveness of internal control over financial reporting as of December 31, 2008, which reports appear in the December 31, 2008 annual report on Form 10-K of Optimal Group Inc.

(signed) KPMG LLP*

Chartered Accountants

March 13, 2009
Montreal, Canada

*CA Auditor permit no 14114
KPMG LLP, a Canadian limited liability partnership is the Canadian member firm of KPMG International, a Swiss cooperative.